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EXHIBIT 10.12

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                                CREDIT AGREEMENT

                           dated as of April 14, 2000

                                  by and among

                              OPTIO SOFTWARE, INC.,

                                  as Borrower,

                                       and

                            FIRST UNION NATIONAL BANK
                                    as Lender

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                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.............................................................................................4
         SECTION 1.1 Definitions..................................................................................4
         SECTION 1.2 General.....................................................................................12
         SECTION 1.3 Other Definitions and Provisions............................................................13

ARTICLE 2 REVOLVING CREDIT FACILITY..............................................................................13
         SECTION 2.1 Revolving Credit Loans......................................................................13
         SECTION 2.2 Procedure for Advances of Loans.............................................................13
         SECTION 2.3 Repayment of Loans..........................................................................14
         SECTION 2.4 Note........................................................................................14
         SECTION 2.5 Permanent Reduction of the Commitment.......................................................14
         SECTION 2.6 Use of Proceeds.............................................................................14

ARTICLE 3 GENERAL LOAN PROVISIONS................................................................................15
         SECTION 3.1 Interest....................................................................................15
         SECTION 3.2 Closing Fee.................................................................................16
         SECTION 3.3 Manner of Payment...........................................................................16
         SECTION 3.4 Crediting of Payments and Proceeds..........................................................16
         SECTION 3.5 Increased Costs.............................................................................16
         SECTION 3.6 Capital Requirements........................................................................17
         SECTION 3.7 Taxes.......................................................................................17

ARTICLE 4 CLOSING; CONDITIONS OF CLOSING AND BORROWING...........................................................18
         SECTION 4.1 Conditions to Closing and Initial Loan......................................................18
         SECTION 4.2 Conditions to All Loans.....................................................................20

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE BORROWER.........................................................21
         SECTION 5.1 Representations and Warranties..............................................................21
         SECTION 5.2 Survival of Representations and Warranties Etc..............................................27

ARTICLE 6 FINANCIAL INFORMATION AND NOTICES......................................................................27
         SECTION 6.1 Financial Statements........................................................................27
         SECTION 6.2 Officer's Compliance Certificate............................................................28
         SECTION 6.3 Accountants' Certificate....................................................................28
         SECTION 6.4 Other Reports...............................................................................28
         SECTION 6.5 Notice of Litigation and Other Matters......................................................29
         SECTION 6.6 Accuracy of Information.....................................................................29

ARTICLE 7 AFFIRMATIVE COVENANTS..................................................................................30
         SECTION 7.1 Preservation of Corporate Existence and Related Matters.....................................30

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                                       i
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
         SECTION 7.2  Maintenance of Property....................................................................30
         SECTION 7.3  Insurance..................................................................................30
         SECTION 7.4  Accounting Methods and Financial Records...................................................30
         SECTION 7.5  Payment and Performance of Obligations.....................................................30
         SECTION 7.6  Compliance With Laws and Approvals.........................................................31
         SECTION 7.7  Environmental Laws.........................................................................31
         SECTION 7.8  Compliance with ERISA......................................................................31
         SECTION 7.9  Compliance With Agreements.................................................................31
         SECTION 7.10 Conduct of Business........................................................................31
         SECTION 7.11 Visits and Inspections.....................................................................31
         SECTION 7.12 Additional Guarantors......................................................................32
         SECTION 7.13 Leverage Ratio.............................................................................32
         SECTION 7.14 Quick Ratio................................................................................32
         SECTION 7.15 Further Assurances.........................................................................32
         SECTION 7.16 Depository Accounts........................................................................32

ARTICLE 8 NEGATIVE COVENANTS.....................................................................................32
         SECTION 8.1  Limitations on Debt........................................................................32
         SECTION 8.2  Limitations on Liens.......................................................................33
         SECTION 8.3  Limitations on Loans, Advances, Investments and Acquisitions...............................34
         SECTION 8.4  Limitations on Mergers and Liquidation.....................................................34
         SECTION 8.5  Limitations on Sale of Assets..............................................................35
         SECTION 8.6  Limitations on Dividends and Distributions.................................................35
         SECTION 8.7  Limitations on Exchange and Issuance of Capital Stock......................................35
         SECTION 8.8  Transactions with Affiliates...............................................................36
         SECTION 8.9  Certain Accounting Changes.................................................................36
         SECTION 8.10 Amendments; Payments and Prepayments of Subordinated Debt..................................36
         SECTION 8.11 Restrictive Agreements.....................................................................36

ARTICLE 9 DEFAULT AND REMEDIES...................................................................................36
         SECTION 9.1  Events of Default..........................................................................36
         SECTION 9.2  Remedies...................................................................................38
         SECTION 9.3  Rights and Remedies Cumulative; Non-Waiver; etc............................................39

ARTICLE 10 MISCELLANEOUS.........................................................................................39
         SECTION 10.1 Notices....................................................................................39
         SECTION 10.2 Expenses; Indemnity........................................................................40
         SECTION 10.3 Set-off....................................................................................41
         SECTION 10.4 Governing Law..............................................................................41
         SECTION 10.5 Consent to Jurisdiction....................................................................41
         SECTION 10.6 Binding Arbitration; Waiver of Jury Trial..................................................41
         SECTION 10.7 Reversal of Payments.......................................................................42
         SECTION 10.8 Injunctive Relief; Punitive Damages........................................................43
         SECTION 10.9 Accounting Matters.........................................................................43

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                                       ii
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
         SECTION 10.10 Successors and Assigns; Confidentiality...................................................43
         SECTION 10.11 Amendments, Waivers and Consents..........................................................44
         SECTION 10.12 Performance of Duties.....................................................................44
         SECTION 10.13 All Powers Coupled with Interest..........................................................44
         SECTION 10.14 Survival of Indemnities...................................................................44
         SECTION 10.15 Titles and Captions.......................................................................44
         SECTION 10.16 Severability of Provisions................................................................44
         SECTION 10.17 Counterparts..............................................................................44
         SECTION 10.18 Term of Agreement.........................................................................45

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EXHIBITS

Exhibit A      -  Form of Note
Exhibit B      -  Form of Notice of Borrowing
Exhibit C      -  Form of Notice of Account Designation
Exhibit D      -  Form of Officer's Certificate

SCHEDULES

Schedule 5.1(a)      -     Jurisdictions of Organization and
                           Qualification

Schedule 5.1(b)      -     Subsidiaries
Schedule 5.1(i)      -     ERISA Plans
Schedule 5.1(l)      -     Material Contracts
Schedule 5.1(s)      -     Debt and Contingent Obligations
Schedule 8.2         -     Existing Liens
Schedule 8.3         -     Existing Loans, Advances and Investments

                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of the 14th day of April, 2000, by and among OPTIO SOFTWARE, INC., a corporation organized under the laws of Georgia (the "Borrower") and FIRST UNION NATIONAL BANK, as the lender (the "Lender").

                              STATEMENT OF PURPOSE

         The Borrower has requested, and the Lender has agreed, to extend a revolving credit facility to the Borrower on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "AFFILIATE" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "AGREEMENT" means this Credit Agreement, as amended or modified from time to time.

         "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "BASE RATE" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate PLUS 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "BASE RATE LOAN" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 3.1.

         "BUSINESS DAY" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Atlanta, Georgia and New York,

New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CAPITAL LEASE" means, with respect to the Borrower and its Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of the Borrower and its Subsidiaries.

         "CAPITAL STOCK" means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interest, participations, rights or other equivalents (however designated) of equity interests; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and (e) any securities convertible into or exchangeable for any of the foregoing or any warrants, rights or options to acquire any of the foregoing.

         "CLOSING DATE" means the date of this Agreement or such later Business Day upon which each condition described in Article 4 shall be satisfied or waived in all respects in a manner acceptable to the Lender, in its sole discretion.

         "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "COMMITMENT" means the obligation of the Lender to make Loans to the Borrower hereunder in an aggregate principal at any time outstanding not to exceed $10,000,000, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

         "CONTINGENT OBLIGATION" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "CURRENT ASSETS" means, with respect to the Borrower and its Subsidiaries, all assets that should, in accordance with GAAP, be classified and accounted for as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries; PROVIDED, HOWEVER, that the following assets shall be excluded from Current Assets: (a) inventory, (b) any Debt owed to Borrower or any Subsidiary by any officer, employee, stockholder, Subsidiary or Affiliate of Borrower or any Subsidiary and (c) all prepaid expenses.

         "CURRENT LIABILITIES" means, with respect to the Borrower and its Subsidiaries, all liabilities that should, in accordance with GAAP, be classified and accounted for as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

         "DEBT" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business , (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and banker's acceptances issued for the account of any such Person and
(g) all obligations incurred by any such Person pursuant to Hedging Agreements.

         "DEFAULT" means any of the events specified in Section 9.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "DOLLARS" OR "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBITDA" means, with respect to Borrower and its consolidated Subsidiaries, for any period of calculation and without duplication, the sum of
(i) Net Income of Borrower and its consolidated Subsidiaries for such period, PLUS (ii) Interest Expense paid or accrued during such period, PLUS (iii) depreciation and amortization expense deducted during such period in calculating Net Income of Borrower and its consolidated Subsidiaries, PLUS (iv) the income taxes paid or payable in cash by Borrower and its consolidated Subsidiaries in respect of such period, PLUS (v) to the extent deducted in the calculation of Net Income, non-cash charges arising out of the issuance of employee stock options as compensation, calculated in each case on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

         "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "ENVIRONMENTAL LAWS" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA AFFILIATE" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "EVENT OF DEFAULT" means any of the events specified in Section 9.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "FEDERAL FUNDS RATE" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Lender and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Lender. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Lender, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Atlanta time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

         "FISCAL YEAR" means the fiscal year of the Borrower and its Subsidiaries ending on January 31 of each year.

         "FUNDED DEBT" shall mean, for any Person, collectively but without duplication, (a) the aggregate principal amount of Debt for borrowed money which would, in accordance with GAAP, be classified as long-term debt, together with the current maturities thereof; (b) all Debt outstanding under any revolving credit, line of credit or similar agreement providing for borrowings (and any extensions or renewals thereof), notwithstanding that any such Debt is created within one year of the expiration of such agreement; (c) all obligations of such Person as lessee under Capital Leases; (d) all debt, obligations or other liabilities of such Person with respect to letters of credit issued for such Person's account; (e) Debt that is such by virtue of clause (e) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Funded Debt; and (f) Debt that is such by virtue of clause (g) of the definition thereof, and (g) any other Debt bearing interest or carrying a similar payment requirement (including any Debt issued at a discount to its face amount), calculated in all cases for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Subsidiaries.

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "GOVERNMENTAL AUTHORITY" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "GUARANTORS" means each of Borrower's Subsidiaries which is organized or formed under the laws of the United States or of any political subdivision thereof or any territory thereof.

         "GUARANTY" means that certain Guaranty executed and delivered by each of the Guarantors in favor of Lender guaranteeing the payment and performance of the Obligations.

         "HAZARDOUS MATERIALS" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "HEDGING AGREEMENT" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

         "INTEREST EXPENSE" means, for any period and without duplication, the aggregate of all interest expense deducted in computing Net Income of Borrower and its consolidated Subsidiaries for such period.

         "LENDER" means First Union National Bank, a national banking association, and its successors and assigns.

         "LENDER'S OFFICE" means the office of the Lender specified in or determined in accordance with the provisions of Section 10.1.

         "LEVERAGE RATIO" means, for Borrower and its consolidated Subsidiaries at any date of determination thereof, the ratio of (a) Funded Debt of Borrower and its consolidated Subsidiaries as of such date, to (b) EBITDA of Borrower and its consolidated Subsidiaries, for the four quarter period ending on or most recently ended prior to such date, determined in each case on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

          "LIBOR MARKET INDEX RATE" means, for any day, the rate for 1-month U.S. dollar deposits as reported on Telerate page 3750 of the Telerate Service as of 11:00 a.m., London time, on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by Lender from another recognized source or interbank quotation).

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "LOAN" means any revolving loan made to the Borrower pursuant to
Section 2.1, and all such Loans collectively as the context requires.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Note, any Hedging Agreement executed by Lender or any of its Affiliates, the Security Documents and each other document, instrument and agreement executed and delivered by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "MATERIAL ADVERSE EFFECT" means, with respect to the Borrower or any of its Subsidiaries, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole or the ability of the Borrower and its Subsidiaries to perform their respective obligations under the Loan Documents or Material Contracts, in each case to which it is a party.

         "MATERIAL CONTRACT" means (a) any "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities and Exchange Commission, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "MATURITY DATE" means April 14, 2001 or, in the event the Lender elects to extend the Maturity Date pursuant to Section 2.3(b), April 14, 2002.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

         "NET INCOME" means, for Borrower and its consolidated Subsidiaries, the net income (or loss) of Borrower and its Subsidiaries for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves and all other proper deductions, in each case calculated on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP, provided that there shall be excluded:

                  (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Borrower or any Subsidiary of the Borrower;

                  (b) the net income (or net loss) of any Person not a Subsidiary of Borrower in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such net income has actually been received by Borrower or such Subsidiary in the form of cash dividends or similar distributions;

                  (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period;

                  (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of any capital assets, provided that there shall also be excluded any related charges for taxes thereon;

                  (e) any net gain arising from the collection of the proceeds of any insurance policy;

                  (f) any write-up of any asset or non-recurring write-down of any asset; and

                  (g) any other extraordinary item.

         "NOTE" means the Revolving Credit Note made by the Borrower payable to the order of the Lender, substantially in the form of EXHIBIT A hereto, evidencing the Loans made hereunder, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "NOTICE OF ACCOUNT DESIGNATION" shall have the meaning assigned thereto in Section 2.2(b).

         "NOTICE OF BORROWING" shall have the meaning assigned thereto in
Section 2.2(a).

         "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all payment and other obligations owing by the Borrower to the Lender or any Affiliate of the Lender under any Hedging Agreement and (c) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lender, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, the Note or any of the other Loan Documents.

         "OFFICER'S COMPLIANCE CERTIFICATE" shall have the meaning assigned thereto in Section 6.2.

         "OTHER TAXES" shall have the meaning assigned thereto in Section
3.7(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

         "PERSON" means an individual, corporation, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, limited liability company, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

         "PRIME RATE" means, at any time, the rate of interest per annum publicly announced from time to time by First Union National Bank, as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union National Bank as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "QUICK RATIO" means, at any date of determination thereof, the ratio of Borrower's Current Assets as of such date, to Borrower's Current Liabilities as of such date, determined in each case on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

         "SECURITY AGREEMENT" means that certain Security Agreement executed and delivered by Borrower in favor of Lender as security for the Obligations and granting to Lender a first priority Lien on the accounts receivable of the Borrower.

         "SECURITY DOCUMENTS" means the collective reference to the Guaranty, the Security Agreement and each other agreement or writing pursuant to which the Borrower or any Subsidiary thereof pledges or grants a security interest in any property or assets securing the Obligations or any such Person guaranties the payment and/or performance of the Obligations.

         "SOLVENT" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "SUBORDINATED DEBT" means any Debt of the Borrower or any Subsidiary subordinated in right and time of payment to the Obligations on terms satisfactory to the Lender.

         "SUBSIDIARY" means as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

         "TAXES" shall have the meaning assigned thereto in Section 3.7(a).

         "TERMINATION DATE" means the earliest of (a) the Maturity Date, (b) the date of termination by the Borrower pursuant to Section 2.5(a), and (c) the date of termination by the Lender pursuant to Section 9.2(a).

         "TERMINATION EVENT" means: (a) a "Reportable Event" described in
Section 4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

         "UCC" means the Uniform Commercial Code as in effect in the State of Georgia.

         SECTION 1.2 GENERAL. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Atlanta time" shall refer to the applicable time of day in Atlanta, Georgia.

         SECTION 1.3 OTHER DEFINITIONS AND PROVISIONS.

         (a) USE OF CAPITALIZED TERMS. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Note and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) MISCELLANEOUS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE 2.

                            REVOLVING CREDIT FACILITY

         SECTION 2.1 REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, Lender agrees to make Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.2 PROVIDED, that the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Commitment. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Loans hereunder until the Termination Date.

         SECTION 2.2 PROCEDURE FOR ADVANCES OF LOANS.

         (a) REQUESTS FOR BORROWING. The Borrower shall give the Lender irrevocable prior written notice in the form attached hereto as EXHIBIT B (a "Notice of Borrowing") not later than 11:00 a.m. (Atlanta time) on the same Business Day as each Loan, of its intention to borrow, specifying (i) the date of such borrowing, which shall be a Business Day, (ii) the amount of such borrowing, which shall be in an aggregate principal amount of at least $100,000 or a whole multiple of $10,000 in excess thereof. Notices received after 11:00 a.m. (Atlanta time) shall be deemed received on the next Business Day.

         (b) DISBURSEMENT OF LOANS. Not later than 2:00 p.m. (Atlanta time) on the proposed borrowing date, Lender will make available to the Borrower the proceeds of the Loan. The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation substantially in the form of EXHIBIT C hereto (a "Notice of Account Designation") delivered by the Borrower to the Lender or may be otherwise agreed upon by the Borrower and the Lender from time to time.

         SECTION 2.3 REPAYMENT OF LOANS.

         (a) REPAYMENT ON TERMINATION DATE. The Borrower shall repay the outstanding principal amount of all Loans in full, together with all accrued but unpaid interest thereon, on the Termination Date.

         (b) REQUEST TO EXTEND MATURITY DATE. The Borrower may, not more than ninety (90) days and not less than sixty (60) days prior to the then scheduled Maturity Date, request that the Lender, in its discretion, extend the Maturity Date for one-year until April 14, 2002. The Lender shall not be required to extend the Maturity Date upon receipt of such notice, but may do so in its sole and absolute discretion. In the event the Lender elects to extend the Maturity Date pursuant to this Section 2.3(b), it shall give the Borrower written notice of such election not less than thirty (30) days prior to the then scheduled Maturity Date, whereupon the Maturity Date shall become April 14, 2002.

         (c) OPTIONAL REPAYMENTS. The Borrower may at any time and from time to time repay the Loans, in whole or in part, upon at least two (2) Business Days' irrevocable notice, specifying the date and amount of repayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of at least $100,000 or a whole multiple of $10,000 in excess thereof.

         SECTION 2.4 NOTE. The Loans and the obligation of the Borrower to repay the Loans shall be evidenced by a Note executed by the Borrower payable to the order of the Lender in the principal face amount of the Commitment or, if less, the aggregate unpaid. The Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.1.

         SECTION 2.5 PERMANENT REDUCTION OF THE COMMITMENT.

         (a) The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Lender, to permanently reduce, in whole at any tune or in part from time to time, without premium or penalty, the Commitment in an aggregate principal amount not less than $100,000 or any whole multiple of $10,000 in excess thereof.

         (b) Each permanent reduction permitted or required pursuant to this
Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Loans after such reduction to the Commitment as so reduced. Any reduction of the Commitment to zero shall be accompanied by payment of all outstanding Obligations.

         SECTION 2.6 USE OF PROCEEDS. The Borrower shall use the proceeds of the Loans for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions. No portion of the proceeds of any Loan may be used by the Borrower in any manner which would cause such Loan or the application of the proceeds thereof to violate any of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

                                   ARTICLE 3.

                             GENERAL LOAN PROVISIONS

         SECTION 3.1 INTEREST.

         (a) INTEREST RATE. Subject to the provisions of this Section 3.1, the aggregate principal amount of the Loans or any portion thereof shall bear interest at the LIBOR Market Index Rate PLUS 1.75%, as that rate may change from day to day in accordance with changes in the LIBOR Market Index Rate.

         (b) CIRCUMSTANCES AFFECTING LIBOR MARKET INDEX RATE AVAILABILITY. If the Lender shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Lender, then the Lender shall forthwith give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, the aggregate principal amounts of the Loan or any portion thereof, shall bear interest at the Base Rate.

         (c) LAWS AFFECTING LIBOR MARKET INDEX RATE AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for the Lender to quote or maintain Loans based on the LIBOR Market Index Rate, the Lender shall promptly give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist, the aggregate principal amounts of the Loan or any portion thereof, shall bear interest at the Base Rate.

         (d) DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, all outstanding Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable. Interest shall continue to accrue on the Note after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) INTEREST PAYMENT AND COMPUTATION. Interest shall be payable in arrears on the last Business Day of each month commencing April 30, 2000. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

         (f) MAXIMUM RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Note charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.

In the event that such a court determines that the Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lender shall, at the Lender's option, promptly refund to the Borrower any interest received by Lender in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 3.2 CLOSING FEE. The Borrower shall pay to the Lender a non-refundable closing fee equal to $25,000, payable at closing. Such fee is to compensate Lender for the costs associated with the organization, structuring, processing, approving and closing of the transactions contemplated by this Agreement. Such fee shall be fully earned upon payment and shall not be subject to proration or rebate for any reason whatsoever.

         SECTION 3.3 MANNER OF PAYMENT. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lender under this Agreement or any Note shall be made not later than 1:00 p.m. (Atlanta time) on the date specified for payment under this Agreement to the Lender at the Lender's Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Atlanta time) on such day shall be deemed a payment on such date for the purposes of
Section 9.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Atlanta time) shall be deemed to have been made on the next succeeding Business Day for all purposes.

         SECTION 3.4 CREDITING OF PAYMENTS AND PROCEEDS. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 9.2, all payments received by the Lender upon the Note and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Note and any termination payments due in respect of a Hedging Agreement with Lender or any of its Affiliates, then to the principal amount of the Note, in that order.

         SECTION 3.5 INCREASED COSTS. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

                  (a) shall subject the Lender to any tax, duty or other charge with respect to the Note or shall change the basis of taxation of payments to the Lender of the principal of or interest on the Note or any Loan or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of the Lender or of Lender's Office imposed by the jurisdiction in which the Lender is organized or is or should be qualified to do business or where Lender's Office is located); or

                  (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by the Lender or shall impose on the Lender or the foreign exchange and interbank markets any other condition affecting the Note or any Loan;

and the result of any of the foregoing is to increase the costs to the Lender of maintaining any Loan or to reduce the yield or amount of any sum received or receivable by the Lender under this Agreement or under the Note in respect of a Loan, then the Lender shall promptly notify the Borrower of such fact and demand compensation therefor and, within thirty (30) days after such notice by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. The Lender will promptly notify the Borrower of any event of which it has knowledge which will entitle the Lender to compensation pursuant to this Section 3.5; PROVIDED, that the Lender shall incur no liability whatsoever to the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the Lender's sole discretion, based upon the LIBOR Market Index Rate, and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical. A certificate of the Lender setting forth the basis for determining such amount or amounts necessary to compensate the Lender shall be forwarded to the Borrower and shall be conclusively presumed to be correct save for manifest error.

         SECTION 3.6 CAPITAL REQUIREMENTS. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, Lender or any corporation controlling the Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within thirty (30) days after written demand by the Lender, the Borrower shall pay to the Lender from time to time as specified by the Lender additional amounts sufficient to compensate the Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower by the Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 3.7 Taxes.

         (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) income and franchise taxes imposed by the jurisdiction under the laws of which the Lender is organized or is or should be qualified to do business or any political subdivision thereof and (ii) income and franchise taxes imposed by the jurisdiction of the Lender's Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.7) the Lender receives an amount equal to the amount it would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Lender evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 3.7(d).

         (b) STAMP AND OTHER TAXES. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

         (c) INDEMNITY. The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.7) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor.

         (d) EVIDENCE OF PAYMENT. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Lender, at its address referred to in Section 10.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Lender.

         (e) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.7 shall survive the payment in full of the Obligations and the termination of the Commitments.

                                   ARTICLE 4.

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

         SECTION 4.1 CONDITIONS TO CLOSING AND INITIAL LOAN. The obligation of the Lender to close this Agreement and to make the initial Loan is subject to the satisfaction of each of the following conditions:

         (a) EXECUTED LOAN DOCUMENTS. This Agreement, the Note, the Security Documents, and the Loan Documents, shall have been duly authorized, executed and delivered to the Lender by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Lender.

         (b) CLOSING CERTIFICATES; ETC.

                  (i) OFFICER'S CERTIFICATE OF THE BORROWER. The Lender shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Lender, to the effect that all representations and warranties of the Borrower and its Subsidiaries contained in this Agreement and the other Loan Documents are true, correct and complete; that neither the Borrower nor its Subsidiaries is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

                  (ii) SECRETARY'S CERTIFICATES. The Lender shall have received a certificate of the secretary or assistant secretary of the Borrower and each of its Subsidiaries certifying that attached thereto is a true and complete copy of the articles of incorporation of the Borrower or such Subsidiary and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of the Borrower or such Subsidiary as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower or such Subsidiary authorizing the borrowings contemplated hereunder (in the case of the Borrower) and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary executing Loan Documents to which it is a party.

                  (iii) CERTIFICATES OF GOOD STANDING. The Lender shall have received long-form certificates as of a recent date of the good standing of the Borrower and its Subsidiaries under the laws of their respective jurisdiction of organization and each other jurisdiction where the Borrower and its Subsidiaries are qualified to do business and a certificate of the relevant taxing authorities of their respective jurisdictions of organization certifying that such Person has filed required tax returns and owes no delinquent taxes.

                  (iv) OPINIONS OF COUNSEL. The Lender shall have received favorable opinions of counsel to the Borrower and its Subsidiaries addressed to the Lender with respect to the Borrower, such Subsidiaries the Loan Documents and such other matters as the Lender shall request.

         (c) CONSENTS; DEFAULTS.

                  (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

                  (ii) NO INJUNCTION. ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Lender's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iii) NO EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

         (d) FINANCIAL MATTERS.

                  (i) FINANCIAL STATEMENTS. The Lender shall have received the most recent audited consolidated financial statements of the Borrower and its Subsidiaries and the most recent unaudited consolidated financial statements of Borrower and its Subsidiaries, all in form and substance satisfactory to the Lender.

                  (ii) PAYMENT AT CLOSING. There shall have been paid by the Borrower to the Lender the fees set forth or referenced in Section 3.2 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

         (e) Miscellaneous.

                  (i) NOTICE OF BORROWING. The Lender shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any loans made after the Closing Date are to be disbursed.

                  (ii) PROCEEDINGS AND DOCUMENTS. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender. The Lender shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lender, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                  (iii) DUE DILIGENCE AND OTHER DOCUMENTS. The Borrower shall have delivered to the Lender such other documents, certificates and opinions as the Lender reasonably requests.

         SECTION 4.2 CONDITIONS TO ALL LOANS. The obligations of the Lender to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

         (a) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article 5 shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

         (b) NO EXISTING DEFAULT. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.

         (c) NO MATERIAL ADVERSE CHANGE. Since January 31, 1999, there shall not have occurred any material adverse change in the assets, liabilities, business, operations or condition (financial or otherwise) of Borrower or its Subsidiaries taken as a whole, or any event, condition, or state of facts which has had, or would be expected to have, a Material Adverse Effect.

                                   ARTICLE 5.

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         SECTION 5.1 REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Lender that:

         (a) ORGANIZATION; POWER; QUALIFICATION. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business are described on SCHEDULE 5.1(a).

         (b) OWNERSHIP. Each Subsidiary of the Borrower is listed on SCHEDULE 5.1(b). All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and, except for director qualifying shares, are owned, beneficially and of record, by the Borrower. There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of any Subsidiary of Borrower.

         (c) AUTHORIZATION OF AGREEMENT, LOAN DOCUMENTS AND BORROWING. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) COMPLIANCE OF AGREEMENT, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the certificate or articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or
(iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

         (e) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in material compliance with each Governmental Approval applicable to it and in material compliance with all other Applicable Laws relating to it or any of its respective properties.

         (f) TAX RETURNS AND PAYMENTS. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against the Borrower or Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

         (g) INTELLECTUAL PROPERTY MATTERS. Each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

         (h) ENVIRONMENTAL MATTERS

                  (i) The properties of the Borrower and its Subsidiaries do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws;

                  (ii) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

                  (iii) Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (iv) Hazardous Materials have not been transported or disposed of from the properties of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to, liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

                  (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

                  (vi) There has been no release, or to the best of the Borrower's knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         (i) ERISA.

                  (i) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on SCHEDULE 5.1(i);

                  (ii) the Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                  (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                  (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                  (v) No Termination Event has occurred or is reasonably expected to occur; and

                  (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

         (j) MARGIN STOCK. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

         (k) GOVERNMENT REGULATION. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935 Act, as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) MATERIAL CONTRACTS. SCHEDULE 5.1(l) sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in SCHEDULE 5.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Borrower and its Subsidiaries have delivered to the Lender a true and complete copy of each Material Contract required to be listed on SCHEDULE 5.1(l).

         (m) BURDENSOME PROVISIONS. Neither the Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (n) FINANCIAL STATEMENTS. The (i) consolidated balance sheets of the Borrower and its Subsidiaries as of January 31, 1999 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of October 31, 1999 and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Lender, are complete and correct and fairly present the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP except that such interim financial statement are subject to normal year-end adjustments and except for the omission of footnotes to such interim financial statements. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

         (o) NO MATERIAL ADVERSE CHANGE. Since January 31, 1999, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (p) SOLVENCY. As of the Closing Date and after giving effect to each Loan made hereunder, the Borrower and each of its Subsidiaries will be Solvent.

         (q) TITLES TO PROPERTIES. Each of the Borrower and its Subsidiaries has such title to the real property owned by it and such leasehold title to the real property leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its

Subsidiaries delivered pursuant to Section 5.1(n), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

         (r) LIENS. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 8.2. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 8.2 hereof.

         (s) DEBT AND CONTINGENT OBLIGATIONS. SCHEDULE 5.1(s) is a complete and correct listing of all Debt and Contingent Obligations of the Borrower and its Subsidiaries in excess of $250,000. The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Contingent Obligation.

         (t) LITIGATION. There are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

         (u) ABSENCE OF DEFAULTS. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

         (v) ACCURACY AND COMPLETENESS OF INFORMATION. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lender were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Lender by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Lender having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES ETC. All representations and warranties set forth in this Article 5 and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                                   ARTICLE 6.

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been finally paid and satisfied in full and the Commitment terminated, unless the prior written consent of the Lender has been obtained, the Borrower will furnish or cause to be furnished to the Lender at Lender's Office or such other office as may be designated by the Lender from time to time:

         SECTION 6.1 FINANCIAL STATEMENTS.

         (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited consolidated statements of operations and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

         (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year, audited consolidated balance sheets of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited consolidated statements of operations and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Lender in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its

Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

         SECTION 6.2 OFFICER'S COMPLIANCE CERTIFICATE. At each time financial statements are delivered pursuant to Sections 6.1(a) or (b) and at such other times as the Lender shall reasonably request, a certificate of the chief financial officer or the treasurer of the Borrower in the form of EXHIBIT D attached hereto (an "Officer's Compliance Certificate").

         SECTION 6.3 ACCOUNTANTS' CERTIFICATE. At each time financial statements are delivered pursuant to Section 6.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Lender:

         (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence;

         (b) including the calculations prepared by such accountants required to establish whether or not the Borrower and its Subsidiaries are in compliance with the financial covenants set forth in Article 7 hereof as at the end of each respective period; and

         (c) including a fully executed copy of a letter from such accountants to the Borrower (i) expressly acknowledging that a primary intent of the Borrower (with respect to such statements) is for such accountants' examination and report with respect to such statements of the Borrower to benefit or influence the Lender (A) in connection with Loans and other financial accommodations to the Borrower from time to time, or (B) otherwise in connection with the preparation, review, execution, delivery, amendment, modification. administration, collection and/or enforcement of the Loan Documents, and (ii) expressly authorizing the Lender to rely on the examination and report of such accountants with respect to the audited financial statements of the Borrower as of and for such Fiscal Year then ending.

         SECTION 6.4 OTHER REPORTS.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto

         (b) Borrower shall, within thirty (30) days after the Closing Date, deliver to the Lender a true, complete and current listing of all copyrights, copyright applications, trademarks, trademark rights, trade names, patents, patent rights or licenses, patent applications and other intellectual property rights of the Borrower and its Subsidiaries that are registered with any Governmental Authority as of the Closing Date; and

         (c) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Lender may reasonably request.

         SECTION 6.5 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses which, if adversely decided, could reasonably be expected to have a Material Adverse Effect;

         (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof:

         (d) any attachment, judgment, lien, levy or order exceeding $100,000 that may be assessed against or threatened against the Borrower or any Subsidiary thereof;

         (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound;

         (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

         (g) any event which makes any of the representations set forth in
Section 5.1 inaccurate in any material respect.

         SECTION 6.6 ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower or its Subsidiaries to the Lender (other than financial forecasts) whether pursuant to this Article 6 or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

                                   ARTICLE 7.

                              AFFIRMATIVE COVENANTS

         Until all of the Obligations have been finally paid and satisfied in full and the Commitment terminated, unless the prior written consent of the Lender has been obtained, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 7.1 PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS. Except as permitted by Section 8.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         SECTION 7.2 MAINTENANCE OF PROPERTY. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 7.3 INSURANCE. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 7.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 7.5 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; PROVIDED, that the Borrower or such Subsidiary may contest any item described in this Section 7.5(a) or (b) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 7.6 COMPLIANCE WITH LAWS AND APPROVALS. Observe and remain in compliance with all Applicable Laws in all material respects and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

         SECTION 7.7 ENVIRONMENTAL LAWS. In addition to and without limiting the generality of Section 7.6, (a) comply with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Lender, and its parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney 's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 7.8 COMPLIANCE WITH ERISA. In addition to and without limiting the generality of Section 7.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Lender upon the Lender's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Lender.

         SECTION 7.9 COMPLIANCE WITH AGREEMENTS. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract.

         SECTION 7.10 CONDUCT OF BUSINESS. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

         SECTION 7.11 VISITS AND INSPECTIONS. Permit representatives of the Lender, from time to time during normal business hours and on at least one (1) days notice if there exists no Default or Event of Default hereunder but without any requirement of notice if there exists any Default or Event of Default hereunder, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 7.12 ADDITIONAL GUARANTORS. Cause each Person which becomes a Subsidiary of Borrower after the Closing Date, promptly following such Person's becoming a Subsidiary, to execute a joinder agreement, in form and substance satisfactory to Lender (a "Joinder Agreement"), pursuant to which such new Subsidiary shall become a party to the Guaranty and the Security Agreement and to execute such other agreements, documents, instruments and financing statements as the Lender shall require to ensure that the Lender has a perfected, first priority security interest in all of the accounts receivable of such new Subsidiary, and cause the Borrower and its other Subsidiaries to execute such consents and acknowledgments as the Lender may require in connection therewith.

         SECTION 7.13 LEVERAGE RATIO. Maintain, at all times, a Leverage Ratio of not greater than 2.00 to 1.00.

         SECTION 7.14 QUICK RATIO. Maintain at all times a Quick Ratio of not less than 1.50 to 1.00.

         SECTION 7.15 FURTHER ASSURANCES. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Lender its rights under this Agreement, the Note and the other Loan Documents.

         SECTION 7.16 DEPOSITORY ACCOUNTS. Maintain its primary depository accounts with Lender.

                                   ARTICLE 8.

                               NEGATIVE COVENANTS

         Until all of the Obligations have been finally paid and satisfied in full and the Commitments terminated, unless the prior written consent of the Lender has been obtained, the Borrower has not and will not permit any of its Subsidiaries to:

         SECTION 8.1 LIMITATIONS ON DEBT. Create, incur, assume or suffer to exist any Debt or Contingent Obligations except:

         (a) the Obligations;

         (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Lender;

         (c) Subordinated Debt:

         (d) Debt existing on the Closing Date and not otherwise permitted under this Section 8.1, as set forth on SCHEDULE 5.1(s) and the renewal and refinancing (but not the increase) thereof:

         (e) purchase money Debt of the Borrower and its Subsidiaries or Debt incurred in connection with Capital Lease in an aggregate outstanding amount not to exceed $1,000,000 on any date of determination; and

         (f) Debt incurred in connection with acquisitions permitted by Section
8.3 hereof;

PROVIDED, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

         SECTION 8.2 LIMITATIONS ON LIENS. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of Capital Stock), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations;

         (d) Liens of the Lender;

         (e) Liens not otherwise permitted by this Section 8.2 and in existence on the Closing Date and described on SCHEDULE 8.2; and

         (f) Liens securing Debt permitted under Section 8.1(e); PROVIDED that
(i) such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed ninety percent (90%) of the original purchase price of such property at the time it was acquired.

         SECTION 8.3 LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

         (a) investments in Subsidiaries existing on the Closing Date and the other existing loans, advances and investments described on SCHEDULE 8.3;

         (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having a rating of "A" or better from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or of "P" or better from Moody's Investors Service, Inc. ("Moody's"), (iii) money market deposits maintained with brokerage firms having an investment grade rating from S&P and Moody's; (iv) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (v) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations, the deposits of which are insured by the Federal Deposit Insurance Corporation and in amounts not exceeding the maximum amounts of insurance thereunder;

         (c) investments made by Borrower or any Subsidiary (i) in any guarantor of the Obligations hereunder or (ii) in any Subsidiary which is not a Guarantor provided that the aggregate amount of investments made pursuant to this clause
(ii) does not exceed $1,500,000; and

         (d) acquisitions by Borrower of the business or all or substantially all of the stock or assets of any Person, or any division of any Person, whether through purchase of Capital Stock, purchase of assets, merger or otherwise; PROVIDED, HOWEVER, that (i) giving effect to such acquisition, there would exist no Default or Event of Default hereunder and Borrower and its Subsidiaries are in compliance, on a pro forma basis, with Sections 7.13 and 7.14 hereof and (ii) Borrower shall have delivered to Lender an Officer's Compliance Certificate, prepared on a pro forma basis, demonstrating the satisfaction of the condition set forth in clause (i) hereof.

         SECTION 8.4 LIMITATIONS ON MERGERS AND LIQUIDATION. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

         (a) any wholly-owned Subsidiary of the Borrower may merge with any other wholly-owned Subsidiary of the Borrower;

         (b) the Borrower may merge with, and any wholly-owned Subsidiary may merge into or with, any Person being acquired in connection with an acquisition permitted by Section 8.3; PROVIDED, HOWEVER, that if Borrower is a party to such merger, the Borrower shall be the corporation surviving such merger; and

         (c) any wholly-owned Subsidiary of the Borrower may wind-up into the Borrower or any other wholly-owned Subsidiary of the Borrower.

         SECTION 8.5 LIMITATIONS ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale of inventory in the ordinary course of business;

         (b) the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries and having an aggregate value of not greater than $750,000;

         (c) the transfer of assets to the Borrower or any wholly-owned Subsidiary of the Borrower pursuant to Section 8.4(c); and

         (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

         SECTION 8.6 LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. Declare or pay any dividends upon any of its Capital Stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Capital Stock, or make any distribution of cash, property or assets among the holders of shares of its Capital Stock, or make any change in its capital structure; PROVIDED that:

         (a) the Borrower or any Subsidiary may pay dividends in shares of its own Capital Stock; and

         (b) any Subsidiary may pay cash dividends to the Borrower or to any wholly-owned Subsidiary of Borrower.

         SECTION 8.7 LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK. Issue, sell or otherwise dispose of any class or series of Capital Stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

         SECTION 8.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly: (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates (other than a Guarantor), or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates (other than a Guarantor), or subcontract any operations to any of its Affiliates (other than a Guarantor), or (b) enter into, or be a party to, any transaction with any of its Affiliates (other than a Guarantor), except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Lender and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate; PROVIDED, HOWEVER, that the foregoing shall not affect the ability of the Borrower or any Subsidiary to determine the amount or form of executive or director compensation from time to time.

         SECTION 8.9 CERTAIN ACCOUNTING CHANGES. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 8.10 AMENDMENTS; PAYMENTS AND PREPAYMENTS OF SUBORDINATED DEBT. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

         SECTION 8.11 RESTRICTIVE AGREEMENTS. Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles 7 and 8 hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

                                   ARTICLE 9.

                              DEFAULT AND REMEDIES

         SECTION 9.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) DEFAULT IN PAYMENT OF PRINCIPAL OF LOANS. The Borrower shall default in any payment of principal of any Loan or the Note when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) OTHER PAYMENT DEFAULT. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

         (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) DEFAULT IN PERFORMANCE OF COVENANTS AND CONDITIONS. The Borrower or any Subsidiary thereof shall default in (i) any term, covenant, condition or agreement contained in Sections 6.1 through 6.4, 7.2, 7.6 or 7.15 and such default shall continued unremedied for fifteen (15) days or (ii) any other term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 9.1) or any other Loan Document.

         (e) HEDGING AGREEMENT. Any termination payment shall be due by the Borrower under any Hedging Agreement and such amount is not paid within three
(3) Business Days of the due date thereof.

         (f) DEBT CROSS-DEFAULT. The Borrower or any of its Subsidiaries shall
(i) default in the payment of any Debt (other than the Obligations) having an aggregate principal balance of $250,000 or more beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Obligations) having an aggregate principal balance of $250,000 or more or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (g) OTHER CROSS-DEFAULTS. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract.

         (h) CHANGE IN CONTROL. Any "person" or "group" (within the meaning of
Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than C. Wayne Cape becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 of the Securities Exchange Act of 1934, as amended) of securities (including options) having a majority of the ordinary voting power of Borrower or the directors of Borrower constituting that percentage necessary to approve corporate action not being current directors of Borrower or directors designated or approved by such directors or directors approved by such directors.

         (i) VOLUNTARY BANKRUPTCY PROCEEDING. The Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (j) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against the Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (k) FAILURE OF AGREEMENTS. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or Subsidiary party thereto or any such Person shall so state in writing, or any Security Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (l) TERMINATION EVENT. The occurrence of any of the following events:
(i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $50,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $50,000.

         (m) JUDGMENT. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $250,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue undischarged, unpaid or unstayed for a period of thirty (30) days.

         SECTION 9.2 REMEDIES. Upon the occurrence of an Event of Default, the Lender may, by notice to the Borrower:

         (a) ACCELERATION; TERMINATION OF COMMITMENT. Declare the principal of and interest on the Loans, the Note and the other Obligations at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the other Loan Documents, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Commitment and any right of the Borrower to request borrowings hereunder; PROVIDED, that upon the occurrence of an Event of Default specified in Section 9.1(i) or (j), the Commitment shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) RIGHTS OF COLLECTION. Exercise all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

         SECTION 9.3 RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC.. The enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Lender or its agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                   ARTICLE 10.

                                  MISCELLANEOUS

         SECTION 10.1 NOTICES.

         (a) METHOD OF COMMUNICATION. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Lender as understood by the Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrower:             Optio Software, Inc.
                                         3015 Windward Plaza
                                         Fairways II
                                         Alpharetta, GA  30005
                                         Attention:  Mr. Barron Hughes
                                         Telephone No.:   (770) 576-3504
                                         Telecopy No.:   (770) 576-3642

         With copies to:                 Morris Manning & Martin, LLP
                                         1600 Atlanta Financial Center
                                         3343 Peachtree Road N.E.
                                         Atlanta, GA  30326
                                         Attention:  John C. Yates
                                         Telephone No.:   (404) 233-7000
                                         Telecopy No.:     (404) 365-9532

           If to Lender:                 First Union National Bank
                                         P.O. Box 740074
                                         Atlanta, GA 30374
                                         Attention:  George C. Flynn, III
                                         Telephone No.    (404) 827-7993
                                         Telecopy No.:     (404) 225-4011

         With copies to:                 Troutman Sanders LLP
                                         600 Peachtree Street N.E.
                                         Suite 5200
                                         Atlanta, GA 30308
                                         Attention:  Hazen H. Dempster, esq.
                                         Telephone No.:   (404) 885-3126
                                         Telecopy No.:     (404) 885-3995

         (c) LENDER'S OFFICE. The Lender hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the Lender's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

         SECTION 10.2 EXPENSES; INDEMNITY. The Borrower will (a) pay all out-of-pocket expenses of the Lender in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all due diligence expenses and reasonable fees and disbursements of counsel for the Lender; PROVIDED, HOWEVER, that the fees of counsel to Lender (excluding the out-of-pocket disbursements of such counsel) in connection with the initial preparation, execution and delivery of this Agreement shall not exceed $5,000,
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Lender relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Lender;

PROVIDED, HOWEVER, that unless there then exists a Default or Event of Default hereunder (in which case Borrower's obligation hereunder shall not be subject to any limit), Borrower' obligation to reimburse the Lender for any audit of Borrower by Lender shall be limited $2,000 per audit; and (iii) the administration and enforcement of any rights and remedies of the Lender under this Agreement and the Loan Documents, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (b) defend, indemnify and hold harmless the Lender, and its parent, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorneys' and consultants' fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 10.3 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lender in accordance with Section 10.10 is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lender shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Lender shall have declared any or all of the Obligations to be due and payable as permitted by Section 9.2 and although such Obligations shall be contingent or unmatured.

         SECTION 10.4 GOVERNING LAW. This Agreement, the Note and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.

         SECTION 10.5 CONSENT TO JURISDICTION. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Fulton County, Georgia, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Note and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Nothing in this Section 10.5 shall affect the right of the Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

         SECTION 10.6 BINDING ARBITRATION; WAIVER OF JURY TRIAL.

         (a) BINDING ARBITRATION. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Note or any other Loan Documents ("Disputes"), between or among parties to the Note or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Atlanta, Georgia. The expedited procedures set forth in Rule 51, ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $250,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

         (b) JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         (c) PRESERVATION OF CERTAIN REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 10.7 REVERSAL OF PAYMENTS. To the extent the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

         SECTION 10.8 INJUNCTIVE RELIEF; PUNITIVE DAMAGES.

         (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender. Therefore, the Borrower agrees that the Lender, at the its option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         (b) The Lender and Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         SECTION 10.9 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Lender to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lender shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 10.10 SUCCESSORS AND ASSIGNS; CONFIDENTIALITY.

         (a) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Note, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

         (b) DISCLOSURE OF INFORMATION; CONFIDENTIALITY. The Lender shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with its customary procedures for handling confidential information. Lender may, in connection with any assignment, proposed assignment, participation or proposed participation of the Obligations or this Agreement, disclose to the assignee, participant. proposed assignee or proposed participant, any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; PROVIDED, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or the Lender to preserve the confidentiality of any confidential information relating to the Borrower received from the Lender.

         SECTION 10.11 AMENDMENTS, WAIVERS AND CONSENTS. Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lender, and any consent given by the Lender, if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, signed by the Borrower.

         SECTION 10.12 PERFORMANCE OF DUTIES. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

         SECTION 10.13 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Commitment has not been terminated.

         SECTION 10.14 SURVIVAL OF INDEMNITIES. Notwithstanding any termination of this Agreement, the indemnities to which the Lender is entitled under the provisions of this Article 10 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

         SECTION 10.15 TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 10.16 SEVERABILITY OF PROVISIONS Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 10.18 TERM OF AGREEMENT. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

                           [Signature pages to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above

[CORPORATE SEAL]                  OPTIO SOFTWARE, INC.

                                  By:  /s/ C. Wayne Cape
                                       --------------------------------------
                                       Name: C. Wayne Cape
                                       Title:  Chief Executive Officer

                                  Attest:  /s/ Barron Hughes
                                         ------------------------------------
                                  Name:  Barron Hughes
                                         Secretary

                                  FIRST UNION NATIONAL BANK

                                  By:     /s/ George C. Flynn
                                       --------------------------------------
                                  Name:  George C. Flynn
                                  Title: Vice President